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                        CONSENT OF INDEPENDENT REGISTERED
                        ---------------------------------
                        CERTIFIED PUBLIC ACCOUNTING FIRM
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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports dated October 17, 2005, relating to the financial statements and financial highlights which appear in the August 31, 2005 Annual Reports of Heritage Cash Trust - Money Market Fund and Heritage Cash Trust - Municipal Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Tampa, Florida
October 27, 2005